         THE MONEY STORE ASSET BACKED CERTIFICATES        Record Date:  07/31/00
                        SERIES 1998-I               Determination Date: 08/10/00
              STATEMENT TO CERTIFICATEHOLDER         Distribution Date: 08/15/00

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
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                                    ORIGINAL        BEGINNING                               CURRENT                     ENDING
                     CERTIFICATE   CERTIFICATE     CERTIFICATE                              REALIZED      TOTAL       CERTIFICATE
  CLASS     CUSIP       RATE         BALANCE         BALANCE      INTEREST     PRINCIPAL      LOSS    DISTRIBUTION      BALANCE
----------------------------------------------------------------------------------------------------------------------------------
   AH     60934YAP5   6.89625%   155,250,000.00   69,341,688.45  385,214.75   3,070,050.81    0.00    3,455,265.56   66,271,637.64
 Factors                                                         2.48125442    19.77488446             22.25613888    426.87045177
   per
Thousand
----------------------------------------------------------------------------------------------------------------------------------
  MH-1    60934YAV2   7.17625%    16,750,000.00   16,750,000.00   96,829.54       0.00        0.00       96,829.54   16,750,000.00
 Factors                                                         5.78086806    0.00000000               5.78086806   1000.00000000
   per
Thousand
----------------------------------------------------------------------------------------------------------------------------------
  MH-2    60934YAW0   7.37625%    15,250,000.00   15,250,000.00   90,615.18       0.00        0.00       90,615.18   15,250,000.00
 Factors                                                         5.94197917    0.00000000               5.94197917      1,000.00
   per
Thousand
----------------------------------------------------------------------------------------------------------------------------------
   BH     60934YAX8   8.47625%    12,750,000.00   12,750,000.00   87,058.15       0.00        0.00       87,058.15   12,750,000.00
 Factors                                                         6.82809028    0.00000000               6.82809028      1,000.00
   per
Thousand
----------------------------------------------------------------------------------------------------------------------------------
    POOL                         200,000,000.00  114,091,688.45  659,717.62   3,070,050.81    0.00    3,729,768.43  111,021,637.64
   TOTALS                                                        5.78234603   26.90862809              32.69097412    555.10818819
----------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------
    X        n/a      0.00000%        0.00               0.00       0.00          0.00        0.00        0.00           0.00
----------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------
    TOTALS                       200,000,000.00  114,091,688.45  659,717.62   3,070,050.81    0.00    3,729,768.43  111,021,637.64
==================================================================================================================================

FIRST UNION NATIONAL BANK                                        ROBERT ASHBAUGH
STRUCTURED FINANCE TRUST SERVICES                                 VICE PRESIDENT
401 SOUTH TRYON STREET, 12TH FLOOR                           PHONE: 704-383-9568
CHARLOTTE, NORTH CAROLINA  28288-1179                          FAX: 704-383-6039



         THE MONEY STORE ASSET BACKED CERTIFICATES        Record Date:  07/31/00
                        SERIES 1998-I               Determination Date: 08/10/00
              STATEMENT TO CERTIFICATEHOLDER         Distribution Date: 08/15/00

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                                                    CERTIFICATE INFORMATION
                                                    -----------------------

                            Interest           Carry Forward       Applied Realized        Realized       Unpaid Realized
                           Requirement             Amount            Loss Amount          Loss Amount       Loss Amount

          AH               385,214.75               0.00                 0.00                 0.00              0.00
         MH-1               96,829.54               0.00                 0.00                 0.00              0.00
         MH-2               90,615.18               0.00                 0.00                 0.00              0.00
          BH                87,058.15               0.00                 0.00                 0.00              0.00



==================================================================================================================================


FIRST UNION NATIONAL BANK                                        ROBERT ASHBAUGH
STRUCTURED FINANCE TRUST SERVICES                                 VICE PRESIDENT
401 SOUTH TRYON STREET, 12TH FLOOR                           PHONE: 704-383-9568
CHARLOTTE, NORTH CAROLINA  28288-1179                          FAX: 704-383-6039



         THE MONEY STORE ASSET BACKED CERTIFICATES        Record Date:  07/31/00
                        SERIES 1998-I               Determination Date: 08/10/00
              STATEMENT TO CERTIFICATEHOLDER         Distribution Date: 08/15/00

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                         SCHEDULE OF REMITTANCE
                         ----------------------
   Aggregate Amount Received                         3,822,794.19      FEES
                                                                       ----
   (Congingency Fee)                                   (24,386.28)     Contingency Fee                           24,386.28
   (Escrow)                                            (27,706.58)     Expense Account                            1,901.53
   (Late Charges)                                      (30,337.94)     FHA Premium                                8,235.20
   (Servicer Fee)                                      (24,386.28)     Servicer Fee                              24,386.28
   (Unreimbursed Monthly Advance)                            0.00      Trust Administrator Fee                    1,438.37
   Monthly Advance                                      23,928.05      FHA Custodian Fee                             49.60
                                                  ---------------
                                                       (82,889.03)     PRIOR THREE MONTHS WEIGHTED AVERAGE MORTGAGE INTEREST RATES
                                                                          04/30/2000           05/31/2000            06/30/2000
   AVAILABLE REMITTANCE AMOUNT                       3,739,905.16         ----------           ----------            ----------
                                                  ===============           12.994%              12.992%               12.984%


                  EXHIBIT L

     ------------------------------------------                  -----------------------------------------------------------------
       Outstanding Balance    $ 115,843,872.40                      DELINQUENT INFOR.       # LOANS       AMOUNT      PERCENTAGE
     ------------------------------------------                  -----------------------------------------------------------------
            # Accounts                   6,110                   Delinquent 1-29 Days         829     17,078,636.70     14.74%
     ------------------------------------------                  Delinquent 30-59 Days        199      3,771,541.93      3.26%
                                                                 Delinquent 60-89 Days         65      1,251,903.89      1.08%
                                                                 Delinquent 90 and over       154      3,139,693.73      2.71%
                                                                 Loans in Foreclosure          16        383,015.83      0.33%
                                                                 REO Property                   4         76,124.29      0.07%
                                                                                         -----------------------------------------
                                                                 TOTALS                     1,267     25,700,916.37     22.19%
                                                                 -----------------------------------------------------------------
==================================================================================================================================


FIRST UNION NATIONAL BANK                                        ROBERT ASHBAUGH
STRUCTURED FINANCE TRUST SERVICES                                 VICE PRESIDENT
401 SOUTH TRYON STREET, 12TH FLOOR                           PHONE: 704-383-9568
CHARLOTTE, NORTH CAROLINA  28288-1179                          FAX: 704-383-6039



         THE MONEY STORE ASSET BACKED CERTIFICATES        Record Date:  07/31/00
                        SERIES 1998-I               Determination Date: 08/10/00
              STATEMENT TO CERTIFICATEHOLDER         Distribution Date: 08/15/00

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                    COLLATERAL INFORMATION
                    ----------------------

Accelerated Principal Distribution                  576,566.15   Payments and Reimbursments to the Servicers
Adjusted Mortgage Interest Rate                        12.379%    pursuant to:
Aggregate Beginning Principal Balance of Loans  119,037,202.60      SECTION 5.04 (b)                                          0.00
Aggregate Ending Principal Balance of Loans     115,843,872.40      SECTION 5.04 (c)                                          0.00
Compensating Interest                                   125.00      SECTION 5.04 (d)ii                                        0.00
Curtailments                                         48,045.25      SECTION 5.04 (e)                                          0.00
Excess and Monthly Payments                         261,879.43      SECTION 5.04 (f)(i)                                  48,772.56
FHA Payments and Related Payments Received          334,184.74   Principal Prepayments (Number / Amount)        112   1,829,417.85
FHA Claims Filed During the Due Period               65,782.89   Realized Losses (Current / Cumulative)  732,489.03  16,649,990.11
FHA Claims Paid during the Due Period               334,184.74   Reserve Amount                                                  *
FHA Claims Denied by FHA During the Period                0.00   Specified Subordinated Amount                       10,300,000.00
FHA Claims Pending by FHA during the Period         839,136.01   Subordinated Amount                                  4,945,514.15
FHA Cumulative Claims Paid                        1,641,842.75   WAC                                                       12.982%
Interest Received                                 1,263,029.81   WAM                                                        212.03
Libor                                                   6.626%   Weighted Average Adjusted Mortgage Loan Remittance Rate    7.206%
Monthly Excess Spread Percentage                      100.000%
Net Funds Cap                                          12.462%
Supplemental Account Interest Payment For:
  Class AH                                                0.00
  Class MH-1                                              0.00
  Class MH-2                                              0.00
  Class BH                                                0.00


==================================================================================================================================

* = Left blank because the Servicer is reviewing the numbers based on questions the Servicer has raised concerning the numbers previously reported. Servicer is researching the issue and will report the results of such research. If you have questions on this you may call Linda Blanchfield at (215) 973-3328.


FIRST UNION NATIONAL BANK                                        ROBERT ASHBAUGH
STRUCTURED FINANCE TRUST SERVICES                                 VICE PRESIDENT
401 SOUTH TRYON STREET, 12TH FLOOR                           PHONE: 704-383-9568
CHARLOTTE, NORTH CAROLINA  28288-1179                          FAX: 704-383-6039